Exhibit 21

	State of
Subsidiary	Incorporation	Ownership (1)

Aetna Inc.	PA		—
Aetna Risk Indemnity Company Limited	Bermuda	100%	Owned by Aetna Inc.
Aetna Life Insurance Company	CT	100%	Owned by Aetna Inc.
Aetna Health and Life Insurance Company	CT	100%	Owned by Aetna Inc.
AUSHC Holdings, Inc.	CT	100%	Owned by Aetna Inc.
Aetna Dental Inc.	PA	100%	Owned by Aetna Inc.
Aetna Dental Inc.	NJ	100%	Owned by Aetna Inc.
Aetna Dental Inc.	DE	100%	Owned by Aetna Inc.
Aetna Health Insurance Company of New York	NY	100%	Owned by Aetna Inc.
Primary Holdings, Inc.	DE	100%	Owned by Aetna Inc.
Corporate Health Insurance Company	PA	100%	Owned by Aetna Inc.
Aetna Health Inc.	NJ	100%	Owned by Aetna Inc.
Aetna Health Inc.	NY	100%	Owned by Aetna Inc.
Aetna Health Inc.	CT	100%	Owned by Aetna Inc.
Aetna Health Inc.	MA	100%	Owned by Aetna Inc.
Aetna Health Inc.	DE	100%	Owned by Aetna Inc.
Aetna Health Inc.	NH	100%	Owned by Aetna Inc.
U.S. Healthcare Financial Services, LLC	DE	100%	Owned by Aetna Inc.
Prudential Health Care Plan, Inc.	TX	100%	Owned by Aetna Inc.
Aetna Health Holdings, LLC	DE	100%	Owned by Aetna Inc.
Criterion Communications, Inc.	DE	100%	Owned by Aetna Inc.
Luettgens Limited	CT	100%	Owned by Aetna Inc.
ASI Wings, L.L.C	DE	100%	Owned by Aetna Inc.
Aetna Health Management, LLC	DE	100%	Owned by Aetna Inc.
NYLCare Health Plans, Inc.	DE	100%	Owned by Aetna Inc.
Aelan Inc.	CT	100%	Owned by Aetna Inc.
CMBS Holdings, L.L.C	CT	99%	Owned by Aetna Life Insurance Company (2)
AHP Holdings, Inc.	CT	100%	Owned by Aetna Life Insurance Company
Circulation L.L.C	CT	100%	Owned by Aetna Life Insurance Company
Tanker Six, LLC	DE	100%	Owned by Aetna Life Insurance Company
Azalea Mall, L.L.C	DE	100%	Owned by Aetna Life Insurance Company
BPC Equity, Inc.	DE	100%	Owned by Aetna Life Insurance Company (3)
BPC Equity, LLC	DE	99%	Owned by Aetna Life Insurance Company (3)
Canal Place, LLC	DE	100%	Owned by Aetna Life Insurance Company
Aetna Government Health Plans, LLC	DE	100%	Owned by Aetna Life Insurance Company
Spatium, LLC	DE	100%	Owned by Aetna Life Insurance Company
Trumbull One, Inc.	CT	100%	Owned by Aetna Life Insurance Company
Trumbull Four, Inc.	CT	100%	Owned by Aetna Life Insurance Company
Aetna Health Administrators, LLC	PA	100%	Owned by Aetna Life Insurance Company
Koll Center Newport A	CA	50%	Owned by Aetna Life Insurance Company
Koll Center Newport Number 8	CA	50%	Owned by Aetna Life Insurance Company
Koll Center Newport Number 9	CA	50%	Owned by Aetna Life Insurance Company
Koll Center Newport Number 10	CA	50%	Owned by Aetna Life Insurance Company
Koll Center Newport Number 11	CA	50%	Owned by Aetna Life Insurance Company
Koll Center Newport Number 14	CA	60%	Owned by Aetna Life Insurance Company
Mall Owners LLC	DE	50%	Owned by Aetna Life Insurance Company
Aetna RX Home Delivery, LLC	DE	100%	Owned by Aetna Health Holdings, LLC
PHPSNE Parent Corporation	DE	55%	Owned by AUSHC Holdings, Inc.
Primary Investments, Inc.	DE	100%	Owned by Primary Holdings, Inc.
U.S. Healthcare Advantage, LLC	DE	100%	Owned by U.S. Healthcare Financial Services, LLC
U.S. Patroitcare, Inc.	DE	100%	Owned by U.S. Healthcare Financial Services, LLC
@Credentials Inc.	DE	100%	Owned by U.S. Healthcare Financial Services, LLC
U.S. Health Aviation Corp.	PA	100%	Owned by U.S. Healthcare Financial Services, LLC
U.S. Healthcare Properties, Inc.	PA	100%	Owned by U.S. Healthcare Financial Services, LLC
Intelihealth Inc.	DE	100%	Owned by U.S. Healthcare Financial Services, LLC
Integrated Pharmacy Solutions, Inc.	FL	100%	Owned by U.S. Healthcare Financial Services, LLC

	State of
Subsidiary	Incorporation	Ownership (1)

Bentana Technologies, Inc.	CT	20%	Owned by U.S. Healthcare Financial Services, LLC (4)
Aetna Health Inc.	OH	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	MD	41%	Owned by Aetna Health Management, LLC (5)
Aetna Health Inc.	FL	100%	Owned by Aetna Health Management, LLC
Aetna Health of California Inc.	CA	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	LA	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	AZ	100%	Owned by Aetna Health Management, LLC
Aet Health Care Plan of California, Inc.	CA	100%	Owned by Aetna Health Management, LLC
Aetna Dental Maintenance Organization, Inc.	TX	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	GA	30%	Owned by Aetna Health Management, LLC (6)
Aetna Dental of California Inc.	CA	100%	Owned by Aetna Health Management, LLC
Aetna Health of Illinois Inc.	IL	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	TX	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	TN	100%	Owned by Aetna Health Management, LLC
Aetna Dental Inc.	TX	100%	Owned by Aetna Health Management, LLC
Informed Health, Inc.	DE	100%	Owned by Aetna Health Management, LLC
Aetna Health Inc.	MD	44%	Owned by NYLCare Health Plans, Inc. (5)
Aetna Health Inc.	ME	100%	Owned by NYLCare Health Plans, Inc.
The Ethix Corporation	DE	100%	Owned by NYLCare Health Plans, Inc.
New York Life and Health Insurance Company	DE	100%	Owned by NYLCare Health Plans, Inc.
NYLCare of Texas, Inc.	TX	100%	Owned by NYLCare Health Plans, Inc.
NYLCare of New England, Inc.	DE	100%	Owned by NYLCare Health Plans, Inc.
One Liberty Plaza Holdings, Inc.	DE	100%	Owned by NYLCare Health Plans, Inc.
Sanus of New York and New Jersey, Inc.	NY	100%	Owned by NYLCare Health Plans, Inc.
Managed Care Coordinators, Inc.	DE	100%	Owned by U.S. Healthcare Advantage, LLC
U. S. Quality Algorithms, Inc.	PA	100%	Owned by U.S. Healthcare Advantage, LLC
Aetna Health Inc.	MO	100%	Owned by Primary Investments, Inc.
Aetna Health Inc.	PA	100%	Owned by Primary Investments, Inc.
Aetna Health Inc.	MD	15%	Owned by Primary Investments, Inc. (5)
Aetna Health of the Carolinas Inc.	NC	100%	Owned by Primary Investments, Inc.
Aetna Health Inc.	GA	70%	Owned by Primary Investments, Inc. (6)
Aetna Health Insurance Company of Connecticut	CT	100%	Owned by Primary Investments, Inc.
Aetna U.S. Healthcare Holdings, Inc.	DE	100%	Owned by Primary Investments, Inc.
Aetna Health Inc.	WA	100%	Owned by Primary Investments, Inc.
Aetna Health Inc.	MI	100%	Owned by Primary Investments, Inc.
Aetna Health Inc.	OK	100%	Owned by Primary Investments, Inc.
Chickering Claims Administrators, Inc.	MA	47%	Owned by Primary Investments, Inc.
Aetna Insurance Company of Connecticut	CT	100%	Owned by AHP Holdings, Inc.
CMBS Holdings, Inc.	TX	100%	Owned by AHP Holdings, Inc.
CMBS Holdings, Inc. – II	CT	100%	Owned by AHP Holdings, Inc. (2)
Aetna Affordable Housing, Inc.	CT	100%	Owned by AHP Holdings, Inc.
AE Fourteen, Incorporated	CT	100%	Owned by AHP Holdings, Inc.
Aetna Life Assignment Company	CT	100%	Owned by AHP Holdings, Inc.
Aetna/Area Corporation	CT	100%	Owned by AHP Holdings, Inc.
Aetna Real Estate Properties, Inc.	CT	100%	Owned by AHP Holdings, Inc.
Bentana Technologies, Inc.	CT	80%	Owned by AHP Holdings, Inc. (4)

	State of
Subsidiary	Incorporation	Ownership (1)

ETHIX Northwest, Inc.	WA	100%	Owned by The Ethix Corporation
Aetna Health Inc.	CO	100%	Owned by Aetna U.S. Healthcare Holdings, Inc.
Aetna Health of Washington Inc.	WA	100%	Owned by Ethix Northwest, Inc.
Aetna Life & Casualty (Bermuda) Limited	Bermuda	100%	Owned by Aelan Inc.

(1)	Percentages are rounded to the nearest whole percent and are based on ownership of voting rights.

(2)	CMBS Holdings, Inc. - II owns 1% of CMBS Holdings, L.L.C.

(3)	BPC Equity, Inc. owns 1% of BPC Equity, LLC

(4)	U.S. Healthcare Financial Services, LLC owns 20% and Aetna Health Management, LLC owns 80% of Bentana Technologies, Inc.

(5)	NYLCare Health Plans, Inc. owns 44%, Aetna Health Management, LLC owns 41% and Primary Investments, Inc. owns 15% of Aetna Health Inc. (MD).

(6)	Primary Investments, Inc. owns 70% and Aetna Health Management, LLC owns 30% of Aetna Health Inc. (GA).

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